As filed with the Securities and Exchange Commission on May 30, 2003
Registration No. 333-103911

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERITAS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7372	77-0507675
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

350 Ellis Street

Mountain View, California 94043
(650) 527-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary L. Bloom

Chairman of the Board, President and Chief Executive Officer
VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043
(650) 527-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Kennedy, Esq.
Michael S. Dorf, Esq.
Michelle L. Whipkey, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market, Spear Tower
San Francisco, California 94105
(415) 947-2000	Shimon Alon Chief Executive Officer Precise Software Solutions, Inc. 690 Canton Street Westwood, Massachusetts 02090 (781) 461-0700	Anthony H. Rickert, Esq. Marjorie Sybul Adams, Esq. Piper Rudnick LLP 1200 Nineteenth Street, NW Washington, D.C. 20036 (202) 861-3900

          Approximate date of commencement of proposed sale to the public: Upon completion of the merger described herein.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This amendment no. 5 is being filed solely for the purpose of refiling Exhibit 10.79 in connection with the Registrant’s request for confidential treatment with respect to certain information contained in that exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Officers and Directors

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

      The Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law.

      As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant shall advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iii) the rights conferred in the bylaws are not exclusive.

      The Registrant’s policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified from and against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA excise taxes or penalties and settlement amounts, any interest or charges imposed thereon, and any taxes imposed as a result of the receipt of any payments under the indemnity agreements, paid or reasonably incurred by such directors and officers in any action, suit or proceeding, or any inquiry, hearing or investigation that might lead to an action, suit or proceeding, on account of their services as a director, officer or other agent of the Registrant or a predecessor corporation, or as directors, officers or other agents of any other entity when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party (i) with respect to proceedings or claims initiated by the indemnified party against the Registrant or any director or officer of Registrant unless the Registrant has joined in, and except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any judicial award if the Registrant was not given reasonable and timely opportunity to participate in the defense of such proceeding; or (iv) for any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law.

      The indemnification provisions in the bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

      The following exhibits are filed as part of the registration statement:

2.1	Agreement and Plan of Merger dated December 19, 2002 by and among VERITAS Software Corporation, Argon Merger Sub Ltd. and Precise Software Solutions Ltd. (included as Annex A to the proxy statement/ prospectus which is a part of this registration statement on Form S-4).*
2.2	Amendment No. 1 to Agreement and Plan of Merger dated May 23, 2003 by and among VERITAS Software Corporation, Argon Merger Sub Ltd. and Precise Software Solutions Ltd. (included as Annex AA to the proxy statement/ prospectus which is a part of this registration statement on Form S-4).*
5.1	Legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation*
8.1	Form of tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation*
10.79†	North American Distributor Agreement between VERITAS Software Corporation and Ingram Micro, Inc., dated September 29, 1998, as amended
23.1	Independent Auditors’ Consent*
23.2	Consent of Independent Auditors*
23.3	Consent of Kost, Forer & Gabbay, a member of Ernst and Young Global*
23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1 and Exhibit 8.1)
24.1	Power of Attorney*
24.2	Power of Attorney of Michael A. Brown and V. Paul Unruh*
99.1	Form of Proxy*
99.2	Form of Letter of Transmittal and Election Form*
99.3	Opinion of Goldman, Sachs & Co., financial advisor to Precise Software Solutions, Ltd. (included as Annex D to the proxy statement/prospectus which is a part of this registration statement on Form S-4).*
99.4	Consent of Goldman, Sachs & Co.*
99.5	Consent of Standard & Poor’s Corporate Value Consulting*
99.6	Consent of Standard & Poor’s Corporate Value Consulting*

 * Previously filed.

 † Confidential treatment has been requested with respect to certain portions of this document.

Item 22.	Undertakings

      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus require by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(e) That every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment no. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 30, 2003.

VERITAS SOFTWARE CORPORATION

By:	/s/ GARY L. BLOOM

Gary L. Bloom
Chairman of the Board, President
and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GARY L. BLOOM Gary L. Bloom	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 30, 2003

/s/ EDWIN J. GILLIS Edwin J. Gillis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2003

/s/ GEOFFREY W. SQUIRE* Geoffrey W. Squire	Vice Chairman of the Board	May 30, 2003

/s/ STEVEN D. BROOKS* Steven D. Brooks	Director	May 30, 2003

/s/ MICHAEL A. BROWN* Michael A. Brown	Director	May 30, 2003

/s/ WILLIAM H. JANEWAY* William H. Janeway	Director	May 30, 2003

/s/ MARK LESLIE* Mark Leslie	Director	May 30, 2003

/s/ JOSEPH D. RIZZI* Joseph D. Rizzi	Director	May 30, 2003

/s/ DAVID J. ROUX* David J. Roux	Director	May 30, 2003

Signature		Title	Date

/s/ V. PAUL UNRUH* V. Paul Unruh		Director	May 30, 2003

/s/ FRED VAN DEN BOSCH* Fred van den Bosch		Director	May 30, 2003

*By:	/s/ EDWIN J. GILLIS Edwin J. Gillis Attorney in Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated December 19, 2002 by and among VERITAS Software Corporation, Argon Merger Sub Ltd. and Precise Software Solutions Ltd. (included as Annex A to the proxy statement/ prospectus which is a part of this registration statement on Form S-4).*
2.2	Amendment No. 1 to Agreement and Plan of Merger dated May 23, 2003 by and among VERITAS Software Corporation, Argon Merger Sub Ltd. and Precise Software Solutions Ltd. (included as Annex AA to the proxy statement/ prospectus which is a part of this registration statement on Form S-4)*
5.1	Legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation*
8.1	Form of tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation*
10.79†	North American Distributor Agreement between VERITAS Software Corporation and Ingram Micro, Inc., dated September 29, 1998, as amended
23.1	Independent Auditors’ Consent*
23.2	Consent of Independent Auditors*
23.3	Consent of Kost, Forer & Gabbay, a member of Ernst and Young Global*
23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1 and Exhibit 8.1)
24.1	Power of Attorney*
24.2	Power of Attorney of Michael A. Brown and V. Paul Unruh*
99.1	Form of Proxy*
99.2	Form of Letter of Transmittal and Election Form*
99.3	Opinion of Goldman, Sachs & Co., financial advisor to Precise Software Solutions, Ltd. (included as Annex D to the proxy statement/prospectus which is a part of this registration statement on Form S-4).*
99.4	Consent of Goldman, Sachs & Co.*
99.5	Consent of Standard & Poor’s Corporate Value Consulting*
99.6	Consent of Standard & Poor’s Corporate Value Consulting*

*	Previously filed.

†	Confidential treatment has been requested with respect to certain portions of this document.